Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts and Legal Matters” and to the use of our report dated October 21, 2019 relating to the consolidated financial statement of BriaCell Therapeutics Corp. in the Amendment No. 1 to Registration Statement (Form F-1) and the related Prospectus of BriaCell Therapeutics Corp. dated November 12, 2019.

November 12, 2019	/s/ MNP LLP
Chartered Professional Accountants
Mississauga, Ontario	Licensed Public Accountants